                                                                     EXHIBIT 99.(N)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated June 11, 2004, relating to the statement of assets and liabilities of Blackridge Investment Corp., which appears in such Registration Statement.
We also consent to the references to us under the headings "Independent
Accountants" and "Report of Independent Registered Public Accounting Firm."

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 11, 2004